Exhibit 3.12

A M AINA It. CEGAV5KE Socretiry of Stale 202 Nur!lh German Street City, NaYoclia 0701-4201 ( W S) 6 U -6.7013 : ~ _rDoemApi;pr Ned in Ifie,_16ze or Hbilf0-1:4 Numkr CIT.LS-14,01. -4504.11041-K. Filirc Number 20111.14971613-111 Certificate of Amendment Plkd :4227-,.1prjr urSialt note of \kw& by Custodian Nuabb or Nip= (PLIIRSLIKLI T TO NRS $11 :NK ONLY - DO NOT AlOCIVE SPACE IS FOR O FFICI! CDR Q O M Cate q't_Ann endrrer,tt to Rico es of InoOrgoratIon Filed Ifiv Cost than (Put nt to NRS 7$,347) 1, Name of corporation: Um-dive Corpurat;;o13 , Any previous criminal, administfative, civil Dr Ne".ional Association of Securities Dealers, Inc., or Securities and Exchange CornrOss.icn inveatigations. violations or convictions concerning the, Custodian and any affiliate of the custod an are disclosed as follows: .. ____ TherQ are ai Rrevimis aLiminsteat'.vc, FINRA, or SEE vials :dons or convictions concetniig the Custodian cr any of iL 3. Custodian Statement; .'2".911451 n'tPts we're !Wade to w irgira the dffice5 cr direCIIWS ar $719 £'01720.1151ti0.17 10 MAMA flpal the corporation ccmpiy semlh Co.rpciratit forma/Was end to GortlOac i s busine55, r am coritmlrig rtia busirres. arrni atlemPtIng Abirgw The interests Of INtir ShArEfilardErS. II 100 reir1S18116 LV maiolain the Gorporare ciaarter . Custodian Signature: (4 Oa Small Cap COmpliancc, LLB; Name DI attic: or. Aultiorlzed Si9tatur2 of CioundiS11 Filing Fee: $175,0D IMPORTANT: *Ultra inclkde EL+ 4r II! 1h9 abDva nibrrnahor ant-. 24 M r1 With I p•Cpuy 4eee rrlEy GILISIS this tiling 14 In rale:Med Nurredic Serrelue Amara C.us&tr.• hTis form (lila! b sacgmorvila y- a ppropropro ei M % V ,11